SCHEDULE 14A
                                 AMENDMENT NO. 1

                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934


                           Filed by the Registrant [X]


                 Filed by a Party other than the Registrant [ ]


                           Check the appropriate box:


                         [X] Preliminary Proxy Statement


                        [ ] CONFIDENTIAL, FOR USE OF THE

                        COMMISSION ONLY (AS PERMITTED BY

                                RULE 14A-6(e)(2))


                         [ ] Definitive Proxy Statement


                       [ ] Definitive Additional Materials


      [ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 ICRYSTAL, INC.
                ________________________________________________

                (Name of Registrant as Specified In Its Charter)


    ________________________________________________________________________

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):


                              [X] No fee required.


             [ ] Fee computed on table below per Exchange Act Rules
                              14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies:


                                  Common stock
________________________________________________________________________________



(2) Aggregate number of securities to which transaction applies:


                                   19,932,764
________________________________________________________________________________


(3) Per unit price or other underlying value of transaction computed pursuant to

    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________


(4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________


(5) Total fee paid:

________________________________________________________________________________


[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1) Amount Previously Paid:

________________________________________________________________________________


(2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________


(3) Filing Party:

________________________________________________________________________________


(4) Date Filed:

________________________________________________________________________________


Notes:


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


[LETTERHEAD LOGO OF ICRYSTAL, INC.APPEARS HERE]
3237 KING GEORGE HWY., SUITE 101-B
SURREY, BC V4P 1B7, CANADA


NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MARCH __, 2003.


A Special Meeting of Shareholders of iCrystal, Inc. (the "Company") will be held at 9:30 a.m. on March __, 2003, at the Company office located at 3237 KING GEORGE HWY., SUITE 101-B SURREY, BC V4P 1B7, CANADA, for the following purposes:

1. To approve the sale of substantially all of the Company's assets that relate directly to the business of developing software for internet gaming, including the source codes and proprietary data and information.

2. To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.

The Board of Directors is not aware of any other business to come before the Special Meeting.

The Board of Directors has fixed January 27, 2003, as the date of record for determining the shareholders of the Company entitled to notice of and to vote at the meeting and any adjournment of the meeting. The transfer books of the Company will not be closed, but only shareholders of the Company of record on such date will be entitled to notice of and to vote at the meeting or adjournment.

Shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting in person, please complete, sign and date the accompanying proxy and return it promptly in the enclosed envelope. No additional postage is required if the envelope is mailed in the United States. If you attend the meeting, you may revoke the proxy and vote personally on all matters brought before the meeting. A list of shareholders will be available for inspection by the shareholders at the Company's offices.


By Order of the Board of Directors


 /s/ LARRY HRABI
_____________________

Larry Hrabi, Chairman


March __, 2003

ICRYSTAL, INC., 3237 KING GEORGE HWY., SUITE 101-B
                SURREY, BC V4P 1B7, CANADA



__________________


PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS


__________________


To be held on March __, 2003.


INTRODUCTION

The enclosed Proxy is solicited by and on behalf of the Board of Directors Of iCrystal, Inc., a Delaware corporation (the "Company"), to be voted at the Special Meeting of Shareholders to be held at 3237 KING GEORGE HWY., SUITE 101-B SURREY, BC V4P 1B7, CANADA, at 9:30 a.m. on March __, 2003, and at any and all adjournments of the meeting. The enclosed materials will be mailed to Shareholders on or about March __, 2003.

The matters listed below will be considered and voted upon at the meeting:

1. To approve the sale of substantially all of the Company's assets that relate directly to the business of developing software for internet gaming, including the source codes and proprietary data and information.


2. To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.


PROXIES

The Board of Directors is soliciting the enclosed proxy for use at the Special Meeting and any adjournments of that meeting and will not vote the proxy at any other meeting. Shares of common stock as to which Proxies have been executed, and not properly revoked by the shareholder in accordance with the next paragraph, will be voted as specified in the Proxies. If no specifications are made, the shares will be voted "For" the sale of assets, and will be voted at the discretion of the proxy with respect to other matters which may properly come before the meeting pursuant to item 2 above.

A Proxy may be revoked at any time before it is voted by filing with the Secretary of the Company either a written revocation or a duly executed Proxy bearing a later date. Additionally, attendance at the meeting and voting shares in person will revoke any prior proxy relating to such shares. However, attendance at the Special Meeting will not in and of itself constitute revocation of a proxy. Any notice revoking a proxy should be sent to the Company, c/o Larry Hrabi, Chairman, iCrystal, Inc., 3237 KING GEORGE HWY., SUITE 101-B SURREY, BC V4P 1B7.


QUORUM

The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock of the Company is necessary to constitute a quorum at the meeting.


VOTING

Votes cast by proxy or in person at the Special Meeting will be counted by a person appointed by the Company to act as the election inspector for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

All of the officers and directors and their affiliates (who own in the aggregate approximately 5% of the shares outstanding) have informed the Company that they intend to vote in favor of the sale of assets, as set forth herein.


RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed January 27, 2003, as the record date (the "Record Date") for determining the holders of the Company's Common Stock who are entitled to receive notice of, and to vote at, the Special Meeting. The total number of outstanding shares of the Company's Common Stock entitled to vote at the meeting, based upon the shares of record at the close of business on the Record Date was 19,932,764. As of the Record Date, the only outstanding voting securities of the Company were shares of Common Stock, each of which is entitled to one vote on each matter to come before the meeting. Holders of the voting securities will be entitled to one vote per share held and will not be entitled to cumulative voting rights in the election of directors.


MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS


NAME                  AGE     POSITION

                              OFFICERS AND DIRECTORS:

Larry J. Hrabi        50      Director, Chairman and Chief Executive Officer


Derek Bodnarchuk      27      Director and President, Secretary & Treasurer

H. Rex Hollett        70      Director

                              SENIOR TECHNOLOGY PERSONNEL:

Fabrice L'Heureux     30      Project Development Coordinator and Creative
                              Director


LARRY J. HRABI is the Chairman of the Company's Board of Directors and its Chief Executive Officer. Mr. Hrabi has been a Director since December 10, 1998 and the Chief Executive Officer of the Company since December 10, 1998. Mr. Hrabi has also served as a Director and the Chief Executive Officer of the Company's wholly owned subsidiary, I Crystal Software since August 17, 1999. Prior to joining the Company Mr. Hrabi was the President of Klein's Hair Care Centre, a private manufacturing company he has owned since 1975. Mr. Hrabi is also the President and major shareholder of Cleanse-Rite Solutions.

DEREK BODNARCHUK has been a member of the Company's Board of Directors since , November 3, 1999, and has been President since July 2000. Mr. Bodnarchuk is the president of 591879 BC Ltd., a drive-through coffee kiosk established in October 1999 which is operated as Celestial Blends Coffee. From August through January of 1999 Mr. Bodnarchuk was the Manager of Delrios Restaurants. Prior to that he was a martial arts instructor at the Academy of Martial Arts and Inner Power from December 1997 through December 1998. From June 1995 to December 1997 he was a waiter at Delrios Restaurant.

HENRY REX HOLLETT has been a director of the Company since March 2000. For the past 44 years Mr. Hollett has been the president and owner of B & H Tire, Ltd. He also is presently on the council for the District of North Cowichan, British Columbia, Canada, where he has held the title of Mayor for over 10 years.

FABRICE L'HEUREUX is not an executive officer but has been the Company's Software Development Manager since July 1, 1999. Under a service CONTRACT the Company entered into with 4250 Investments Ltd., Mr. L'Heureux is responsible for development and design of the company's and licensees websites and the Company's overall creative and graphic design of Company software. Mr. L'Heureux graduated form Laval University in 1995 with a degree in Communications and Graphic Design and a degree in "ALIAS WAVEFRONT 3-D SOFTWARE FOR THE MOTION PICTURE INDUSTRY". He has designed numerous websites and was the Art Director and Multi-media Producer for ITV.net, an Internet broadcaster based in Vancouver, B.C. He is also a creator and designer of the MetroBingo software acquired by the Company.


There are no arrangements or understandings between any directors and any other person pursuant to which that director was elected.

Board Committees


The Company currently has no standing audit committee of its Board of Directors. It intends to form one at the direction of the board during the next 12 months. When formed, the audit committee will review the Company's accounting policies, practices, internal accounting controls and financial reporting. The audit committee will also oversee the engagement of the Company's independent auditors, reviews the audit findings and recommendations of the independent auditors, and monitors the extent to which management has implemented the findings and recommendations of the independent auditors.

The Company has no compensation committee of its Board of Directors. It intends to form one at the direction of the board during the next 12 months. When formed, the compensation committee will establish salaries, incentives, and other forms of compensation for the chief executive officer, the chief financial officer, and certain other key employees of the Company and its subsidiaries. The compensation committee will also administer policies relating to compensation and benefits.

During the year ended December 31, 2002, the Company's Board of Directors held 3 meetings. All persons who were directors during the year ended December 31, 2002 attended, in person or by telephone, at least seventy-five percent of all of the meetings held while they were directors. The Board of Directors also approved certain actions by unanimous written consent.


Board Compensation

The Company has not paid director's fees to its directors. The Company does, however, reimburse actual expenses incurred by directors in attending Board meetings. A committee will be established to reimburse directors in the form of stock compensation during the next 12 months.


Vacancies

Replacement directors for vacancies resulting from an increase in the size of the Board of Directors or the resignation or removal of a director may be appointed by the Board of Directors, or may be elected by the shareholders at a special meeting. Directors so appointed or elected hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 27, 2003, by each director, each director nominee, each Named Executive named in the tables under "Executive Compensation" and by all executive officers and directors as a group:



                      Amount and Nature of Percent of Class

                        Positions and             Beneficial Common Based     Beneficial
Name and Address        Offices Held              on  Stock Ownership(1)      Ownership(1)
________________        _____________             _______________________     ___________

Larry Hrabi             Director & Chairman                649,733                 3%
Derek Bodnarchuk        Director, President,
                        Secretary & Treasurer              500,000                 2%

R. Rex Hollett          Director                                 0                 0%

All Directors and
Officers as a group
(three  persons)                                         1,149,733                 5%

________________________________________________________________________________

(1) Calculated pursuant to rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.


EXECUTIVE COMPENSATION

The following table shows, for the three-year period ended DECEMBER 31, 2002, the cash and other compensation paid to the Company's Chief Executive Officer. No executive officer had annual compensation in excess of $100,000 during such period.



                           SUMMARY COMPENSATION TABLE

                                            CASH           STOCK COMPENSATION
                                           _______         __________________

LARRY HRABI (1) Chief Executive     2002   $60,000
                Officer             2001   $60,000              $35,000
                                    2000   $60,000 (2)          $13,333


(1) Mr. Hrabi's address is: 3237 KING GEORGE HWY., SUITE 101-B
SURREY, BC V4P 1B7, CANADA.

(2) Mr. Hrabi's Service CONTRACT with the Company provided that he be granted 100,000 shares of Common Stock on or prior to November 1, 2000. The compensation represented by the issuance of such stock is being recognized monthly by the Company and Mr. Hrabi during the twelve month period commencing November 1999 at a rate of $1,333. Additionally in August 2000, Mr. Hrabi was granted 150,000 options to acquire Common Stock, which were immediately exercisable at $.20 per share and which expired in August 2001, without exercise of any of such options by Mr. Hrabi. In September, 2001 Mr. Hrabi was issued 500,000 Common Stock for a value of $35,000 for services rendered.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

There were no options or SAR grants in fiscal year 2002.

On April 4, 2000 the Company's Directors approved the 2000 Incentive Plan of the Company subject to approval of the Company's Stockholders at the Special Meeting of stockholders of the Company, which approval was granted by the Stockholders in June 2000. Prior to April 2000, had no employee stock option or other incentive plans. To date, the Company has issued 1,350,000 options to acquire the Common Stock to various officers, directors and employees of the Company exercisable at $.20 per share, all of which vested immediately upon issuance and which expired in August 2001, and none of such options were ever exercised.



                     CONTRACTUAL ARRANGEMENTS FOR EMPLOYMENT

On JULY 1, 1999 the Company entered into a Service CONTRACT with 4250 Investments Ltd., a personal CONTRACT company whereby Mr. L'Heureux will act as the Company's Software Development Manager to develop WEBSITES for its corporate and licensee clients, to administer its software development project and to oversee the overall creative, graphic direction and design efforts of THE COMPANY. This Service CONTRACT may be terminated at any time upon the provision of 14 days notice by either party. Under the Service CONTRACT 4250 Investments Ltd. was paid $4000 per month, subject to performance reviews every three months at which time the amount of compensation could be adjusted upward in the discretion of the president. On NOVEMBER 1, 1999 monthly compensation was increased to $5,000 per month. This contract is being paid on a month to month basis at a rate of $5,000 per month.

On NOVEMBER 1, 1999 the Company entered into a Service CONTRACT with Mr. LARRY HRABI whereby Mr. Hrabi will perform consulting work to develop and oversee Company investor relations, and the Company's overall licensing, sales and marketing efforts. This Service CONTRACT may be terminated at any time upon the provision of 14 days notice by either party. Under the Service CONTRACT Mr. Hrabi was paid US$60,000 on an annual basis, and was entitled to receive 100,000 shares of Common Stock prior to NOVEMBER 1, 2000, unless the Service CONTRACT has been previously terminated by either party. All 100,000 shares of Common Stock were issued to Mr. Hrabi on JANUARY 11, 2000. In addition, Mr. Hrabi was issued 500,000 shares in September, 2001 as part of the compensation package.

On DECEMBER 2, 1999 the Company entered into a Service CONTRACT with Douglas Slamko, whereby Mr. Slamko agreed to serve as president of the Company to organize, implement and oversee overall operations and to direct the Company's marketing program. This Service CONTRACT may be terminated at any time upon the provision of 14 days notice by either party. Under the Service CONTRACT, Mr. Slamko is paid $5000 per month, and was entitled to receive 100,000 shares of Common Stock on or prior to MARCH 3, 2000, for services provided in 1999 unless the Service CONTRACT had been previously terminated by either party. All 100,000 shares of Common Stock were issued to Mr. Slamko on JANUARY 11, 2000. Mr. Douglas Slamko resigned his positions with the Company in 2000.


                        REPORT ON PRICING OF OPTIONS/SARS

Of the 1,350,000 Common Stock options granted as of August 2000, all were granted at an exercise price of $.20 per share, which was the fair market value as of that date. All of these options expired in August of 2001, without any of such options being exercised. No new options were granted in fiscal 2001 under the 2000 Incentive Plan. There was no 2002 Incentive Plan.


Option Exercises and Holdings


The following table sets forth information with respect to the Named Executive, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year December 31, 2002.


Aggregated Options in Last Fiscal Year and Fiscal Year-End Options Values:

                                             INDIVIDUAL GRANTS(1)(2)
                             ___________________________________________________
                             NUMBER OF
                             SECURITIES    PERCENT OF     EXERCISE
                             UNDERLYING   TOTAL OPTIONS    PRICE
                              OPTIONS      GRANTED IN       PER      EXPIRATION
           NAME               GRANTED      FISCAL YEAR     SHARE        DATE
________________________________________________________________________________

Larry Hrabi                    0               0%          $ 0          N/A


Derek Bodnarchuk               0               0%          $ 0          N/A

R. Rex Hollett                 0               0%          $ 0          N/A


The figures above represent options granted under our 2001 combined incentive and nonqualified stock option plan. We granted no options to purchase shares of our common stock in 2002.
________________________________________________________________________________


Benefit Plans

The Company has no compensation, pension, profit sharing or similar plans in effect, other than a simple IRA plan. It provides medical insurance coverage to employees and officers and may provide other benefits in the future. The Company reimburses actual expenses incurred in attending Board meetings. The Company's 2000 Stock Option And Stock Incentive Compensation Plan as amended is described in its 2000 Proxy statement ratified by its shareholders in that year.


Certain Relationships And Related Transactions


Prior to the date when the Company established its own bank account in late 1999, all cash transactions were deposited in and disbursed from an account under Diversified Cosmetics International Inc. Diversified had originally sold the software to the company in exchange for 2.5 million shares. Diversified had also paid various expenses on the Company's behalf. The net effect of these circumstances has resulted in the Company owing Diversified $3,845 at DECEMBER 31, 2001. The advances bear no interest since they are among related parties. During 2001, Diversified distributed its 2.5 million shares of the company to its stock holders as part of its winding up process.

Through September 30, 2000, the Company had received $164,000 of upfront fees from DCI, Inc. (the Master Licensee) for development of specified software packages. Recognition of the fees received is deferred until such time as the software packages have been fully developed. Once development is complete, the fees are recognized over a five-year term which is the estimated period over which the Company expects to provide ongoing maintenance, support and upgrades for these software packages.

In the fourth quarter of 2000, the Company approved a request by DCI, Inc. to assign all its rights and obligations under the two non-exclusive licensing agreements to Manihi, Inc. ("Manihi"). Manihi is a Costa Rican corporation operating as a reseller of Internet gaming solutions. The effective date of the assignment was September 23, 2000.

The Company is affiliated with the Canadian chartered accounting firm Slamko Visser through common ownership. During 2001 and 2000, the Company incurred $16,279 and $37,800, respectively, of expense to Slamko Visser for consulting and accounting fees and related costs. The Company had accounts payable of $51,079 due to Slamko Visser at December 31, 2001.

During 2000, the Company owed Diversified $102,100. During the third quarter 2000, the Company repaid $49,700 of this amount, and Diversified agreed to settle the remaining $52,400 obligation by accepting the assignment of a receivable from DCI, Inc. At December 31, 2001 the Company owed Diversified $3,845 for certain bills paid by Diversified.

PROPOSAL 1


SALE OF ASSETS

THE TRANSACTION

The Board of Directors has entered into an Asset Purchase Agreement (the "Agreement") with Wellington Holdings Ltd., a Belize company ("Wellington") to sell the assets of the Company pertaining to its internet gaming software development business and its related Master License Agreement with Manihi, Inc. This business represents over 90% of the operations, revenues and expenses of the Company. The Agreement is specifically subject to and conditional on approval by the Company's shareholders.

As consideration for the sale of assets, Wellington has agreed to assume the Company's liabilities in the amount of US$724,000.00 at closing. The Company retains its cash and receivables as of the date of closing of the Agreement. A copy of the entire Asset Purchase Agreement is included with this Proxy, as
Exhibit 1. Wellington had previously approached the Company with a similar offer in the past, but the Company had rejected such offer at the time, feeling it could increase its sales and revenues. Other than Wellington, the Company had never received any indications of interest with respect to its business. Wellington has established to the satisfaction of the Company, to a high degree of certainty, that it has sufficient resources to acquire the assets and satisfy the liabilities, as assumed by Wellington. The Company's conclusions in this regard are based on due diligence performed by the Company on Wellington.

ASSET PURCHASE AGREEMENT

The Agreement provides for the Company, at closing, to transfer all its rights, titles and interests in its assets related to its internet gaming software development business to Wellington, including the source codes. Concurrent with this transfer, Wellington will assume liabilities of the Company in the total sum of US$724,000.00.

The closing is subject to the following conditions:

         (a) All efforts will be made to insure that this transaction does not generate significant taxable gains for any party.

         (b) Requisite approval by the respective party's board of directors.

         (c) The receipt of all other consents, approvals and authorizations as may be required under applicable laws, rules and regulations.

         (d) The ability of the Company to deliver good, clear and clean title to all Assets included in the Agreement.

The Company is not aware of any conditions which it believes are likely to be waived by either party.

The Company will recirculate revised proxy materials and resolicit proxies if there are any material changes in the terms of the asset sale, including those that result from waivers.

REASONS FOR THE SALE

The value of the Company's software development business and the resulting purchase price was determined based upon the approximate amount of the Company's liabilities. Based on the reasons discussed below, the Company believed the value of its software development business was very uncertain and questionable and, therefore, giving due consideration to all the circumstances, the purchase price was fair and reasonable. The Company did not obtain a fairness opinion as to value and the sales price because it believed there was a possibility that the fairness opinion could have resulted in a lower valuation and price, based on the financially depressed status of the industry.

The Company believes it would be prudent to get out of the internet gaming software development industry and this transaction is necessary and appropriate at this time for the following reasons:

     1. The Company has been struggling to maintain cash flow to continue operations at the current level, and this transaction will eliminate the financial loans and arrangements entered into by the Company in the past, when it was short of cash and obtained short-term loans at a high interest rate. It has been extremely difficult for the Company to service these loans and maintain the financial ability to continue successful operations.
     2. The future business prospects in the internet gaming business, and especially in the gaming software development business engaged in by our Company, are very uncertain and risky. Many gaming software developers have ceased business operations and others have significantly reduced the cost at which they are willing to sell the software systems they develop, making it extremely difficult for the Company to successfully compete or sell software systems.
     3. There are many countries around the world which have adopted or are considering adopting regulatory restrictions or prohibitions against internet gaming, which has, in turn, severely restricted or totally eliminated internet gaming operations in many countries. And it appears likely, in the opinion of the Company, that regulatory action in the United States will further refine and extend restrictions and/or prohibitions against internet gaming in the U.S.
     4. The number of internet gaming operators around the world has decreased, and the revenues of those operators who continue to operate have reportedly been significantly reduced as a result of laws, rules and regulations restricting or eliminating the use of many types of credit cards as a method of payment for internet gaming activities. Thus, operators have had an extremely difficult time processing gaming transactions and/or collecting monies from internet gamers.
     5. Cryptologic, a recognized leader in the internet gaming software development industry, has estimated that the market for gaming software is expected to shrink.
     6. There is substantial competition from other internet gaming software developers, such as Cryptologic, and the Company lacks the financial and other resources to continue competing in the industry.

Based on these facts and circumstances, the Company believes this transaction is in the best interest of the Company and its stockholders at this time.

COMPANY'S CONTINUING BUSINESS

The Company will retain that portion of its assets related to its administration of online services and back office management, as well as its computer hardware unrelated to the software development business, and its website development business. Its operations, and most significantly, its expenses, will be reduced by 90%. The Company expects to aggressively market its services to existing online gaming operators, through use of the internet and its industry contacts, in an effort to become an outside vendor of services. The Company believes it will be able to offer such services at rates cheaper than it costs the operators to perform such services in-house.

The Company will use its remaining assets to continue its website development business, as well as pursue related services, especially focusing on consulting services to other companies in the gaming industry. The Board of Directors will also investigate and consider various alternatives to expand the business, especially the website development business, as and when opportunities arise.

In quantitative terms, the Company anticipates its continuing operations will be reduced by approximately 90%, but its expenses will be correspondingly reduced by 90%.

Each shareholder will be entitled to one vote for each voting share held by that shareholder, and will not be entitled to cumulate votes in the decision to sell assets. Under applicable Delaware law, in tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.


PROPOSAL 2


OTHER MATTERS TO BE VOTED UPON

Management does not know of any other matters to be brought before the meeting. If any other matters not mentioned in the proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

SOLICITATION OF PROXIES

The costs of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of the Company (who will not be compensated separately for their services), by mail, telephone, telegraph, cable or personal discussion. The Company will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. The Company will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of the Company's Common Stock.


COMPANY REPORT AND FINANCIAL STATEMENTS

A copy of the Company's September 30, 2002 Report Form 10-QSB, which includes the Company's Financial Statements for the period then ended, does not accompany this Proxy Statement. The Report is not to be treated as part of or incorporated by reference into the proxy solicitation material. A copy can be mailed upon request to the Company's offices or viewed at www.sec.gov.

Please complete, date, sign and return the accompanying proxy promptly in the enclosed envelope. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.


BY ORDER OF THE BOARD OF DIRECTORS,


/s/ LARRY HRABI
_________________________
    Larry Hrabi, Chairman


March ___, 2003

                                                                      APPENDIX A


Proxy card states the following:


ICRYSTAL, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
March __, 2003

Larry Hrabi, with full power of substitution, are hereby authorized to represent and to vote as directed on this proxy the shares of common stock of I Crystal, Inc. held of record by the undersigned on January 27, 2003, at the Special Meeting of Stockholders to be held on March __, 2003, and at any adjournments or postponements, as if the undersigned were present and voting at the meeting.

The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is returned, such shares will be voted FOR each of the proposals set forth on this proxy.

Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. APPROVE THE PROPOSAL TO SELL THE SOFTWARE DEVELOPMENT ASSETS OF THE COMPANY.

FOR [ ]   AGAINST [ ]   ABSTAIN [ ]




IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY.


Signature(s)____________________________________________________________________

Dated: ___________________________________________, 2003.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                          EXHIBIT 1 TO PROXY STATEMENT





                            ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT ("Agreement") is entered into on January 24, 2003, by and between iCrystal, Inc., a Delaware corporation (the "COMPANY"), and Wellington Holdings Ltd., a Belize corporation ("WELLINGTON").

                                 R E C I T A L S


         A. The COMPANY has authorized capital stock consisting of 30,000,000 shares of common stock ("Common Stock"), $.01 par value, of which 19,932,764 shares of Common Stock are issued and outstanding, and is a public company trading on the OTC Bulletin Board.

         B. The COMPANY has certain assets it desires to sell to WELLINGTON, as more specifically set forth on Schedule "A" attached hereto, together with certain liabilities, and WELLINGTON desires to purchase such assets (the" Assets").

         C. The COMPANY wishes to sell, and WELLINGTON wishes to acquire, all of the Assets on the Closing Date (as defined below), in exchange for WELLINGTON's assumption of certain liabilities totaling the sum of US$724,000.00 (specifically identified in Schedule "B"), as and for full consideration for the Assets, subject to and upon the terms and conditions hereinafter set forth.

                                A G R E E M E N T


         It is agreed as follows:

         1.       ASSET PURCHASE.

1.1 AGREEMENT TO SELL ASSETS. Subject to the terms and upon the conditions set forth herein, the COMPANY agrees to sell, assign, transfer and deliver to WELLINGTON, and WELLINGTON agrees to purchase from the COMPANY, at the Closing, Assets owned by the COMPANY as set forth on Exhibit "A", in exchange for the transfer, at the Closing, by WELLINGTON to the COMPANY of the Funds (the "Transaction"). The Asset purchase price shall be allocated among the Assets in accordance with Exhibit "B" to this Agreement.

The Assets shall be conveyed free and clear of all liabilities, obligations, liens and encumbrances, excepting only the Assumed Liabilities (defined below).

         1.1 (a) On the Closing Date, and subject to the terms and conditions of this Agreement, WELLINGTON agrees to assume and become responsible for only those liabilities identified in Exhibit B (the "Assumed Liabilities") (upon receipt of Exhibit B, Buyer shall identify which of the liabilities, contracts, leases and/or other agreements it will assume and will mark such schedule with such designations). WELLINGTON shall execute an Assumption Agreement, set forth in Attachment 1 hereto, delineating the Assumed Liabilities concurrent with the Closing.

                (b) Other than the Assumed Liabilities, WELLINGTON shall not assume, by virtue of this Agreement or the transactions contemplated hereby, any other current or long-term liabilities or obligations of the COMPANY of any kind whatsoever including, without limitation, any claims by current or former officers, directors, employees, creditors or shareholders of the COMPANY of any nature whatsoever, all of which liabilities and obligations (the "Excluded Liabilities") the COMPANY shall be and remain liable to pay, satisfy and discharge.


1.2 INSTRUMENTS OF TRANSFER.

         (a) THE ASSETS. The COMPANY shall deliver to WELLINGTON, at the Closing Date, a Bill of Sale, as set forth in Attachment 2 hereto, evidencing sale of all the Assets, along with other duly executed documents in form and substance satisfactory to WELLINGTON, in order to effectively vest in WELLINGTON all right, title and interest in and to the Assets sold by the COMPANY. From time to time after the Closing Date, and without further consideration, the COMPANY will execute and deliver such other instruments of transfer and take such other actions as WELLINGTON may reasonably request in order to more effectively transfer to WELLINGTON the Assets intended to be transferred hereunder.

         (b) WELLINGTON ASSUMPTION AGREEMENT. WELLINGTON shall deliver the Assumption Agreement to the COMPANY on the Closing Date.

1.3 CLOSING. The closing ("Closing") of the sale of Assets shall take place at the offices of the COMPANY, at Vancouver, B.C., at the earlier of (i) as soon as all conditions of the Agreement specified in paragraph 4 hereof have been satisfied (other than conditions with respect to actions that the respective parties hereto will take at Closing itself) have been satisfied or waived by the appropriate party, or (ii) at 10:00 a.m., local time, on January 24, 2003, or at such other time and place as may be agreed to by the COMPANY and WELLINGTON ("Closing Date"). The purchase of the Assets shall be effective as of the close of business on the Closing Date. Each of the parties will use its reasonable best efforts to take all actions and do all things necessary (including satisfaction, but not waiver, of the closing conditions set forth below) in order to cause the Closing to be not later than January 24, 2003, time being of the essence. The parties shall bear their own attorneys' fees and, except as expressly provided in this Agreement, other costs of Closing.

         1.3.2 From the date hereof until Closing, the COMPANY shall take steps to ensure that WELLINGTON and its representatives shall be permitted access during all normal business hours to all the COMPANY books, records, operational information and physical facilities and that the COMPANY and all of its personnel will provide all requested information and endeavor to assist WELLINGTON and its representatives in their review of such matters and the Assets.

         1.3.3 The COMPANY shall be responsible for the expenses in connection with all matters relating to the SEC filings contemplated hereunder, including but not limited to, the legal and audit costs.

         1.3.4 Closing is conditional upon the parties' delivery of the following:

         a) WELLINGTON shall deliver, at its expense, these items:

             1) The Assumption Agreement, as set forth in Attachment 1 hereto;

             2) An opinion letter from its legal counsel substantially similar to that attached as Attachment 4.

         b) The COMPANY shall deliver, at its expense, these items:

             1) The COMPANY's fully executed Bill of Sale for all of the Assets, as set forth in Attachment 2 hereto;

             2) All books and records of the COMPANY relating to the Assets and Assumed Liabilities, including all financial records, computer data and source codes;

             3) An opinion letter from its legal counsel substantially similar to Attachment 3.

         1.3.6   Conditions Precedent to WELLINGTON's Closing:

The obligations of WELLINGTON to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         1.     PROCEEDINGS SATISFACTORY.

                All actions, proceedings, instruments, opinions and documents required to carry out this Agreement shall be reasonably satisfactory to WELLINGTON and its counsel. The COMPANY shall have delivered to WELLINGTON on the Closing Date such documents and other evidence as WELLINGTON may reasonably request in order to establish the consummation of transactions relating to the execution, delivery and performance by the COMPANY of this Agreement, the purchase, transfer and delivery of the Assets, the taking of all corporate and other proceedings in connection herewith and the compliance with the conditions set forth in this agreement, in form and substance reasonably satisfactory to WELLINGTON. Without limiting the foregoing, the COMPANY shall have procured all approvals, releases, approvals, consents and waivers of third parties that may be required in connection with the transactions contemplated hereunder.

         2.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

                The representations, warranties and covenants made by the COMPANY shall be true and correct in all material respects when made and on and as of the Closing Date.

         3.     COMPLIANCE WITH TERMS AND CONDITIONS.

                All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by the COMPANY on or before the Closing Date shall have been complied with and performed in all material respects.

         4.     NO ADVERSE LITIGATION.

                No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable injunction, judgment, order or ruling would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded, or
         (c) adversely affect the right of Buyer to own the Assets or to operate the Assets (and no such injunction, judgment, order or ruling shall be in effect).

         5.     ADVERSE DEVELOPMENT.

                Since the Statement Date (defined below), there shall have been no developments in the business, operations, assets, properties, condition (financial or otherwise) or prospects of the COMPANY or the Assets, including, without limitation, any material decline in the revenue of the Business from that reflected on the income statement of the COMPANY as of the Statement Date, which in the opinion of WELLINGTON in its discretion could have a material adverse effect on the COMPANY or the Assets, or the operations thereof, or on the ability of the COMPANY to consummate the transactions contemplated hereby.

                If (i) the COMPANY has breached any representation, warranty or covenant contained in this Agreement in any material respect and the breach has continued without cure for a period of ten (10) days after notice of breach, or (ii) any of the conditions set forth in this agreement are not satisfied by January 24, 2003 (unless the failure of such condition precedent results primarily from WELLINGTON breaching any representation, warranty or covenant contained in this Agreement), WELLINGTON may terminate this Agreement and be relieved of all further obligations. If this Agreement is terminated by WELLINGTON, such termination shall not be deemed an election of remedies or a waiver of any of WELLINGTON's rights to damages or indemnification under this Agreement. However, if WELLINGTON shall have the right to terminate this Agreement, it may nevertheless elect at its sole option to proceed with the Closing, and such election shall not in any way be deemed a waiver of any of WELLINGTON's rights to damages, indemnification or set-off under this Agreement.

         2.       REPRESENTATIONS  AND  WARRANTIES OF THE COMPANY.

                  The COMPANY represents, warrants and covenants to and with WELLINGTON, as follows:

2.1 POWER AND AUTHORITY; GOOD STANDING; NO BANKRUPTCY. The COMPANY has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All individual action on the part of the COMPANY necessary for the authorization, execution, delivery and performance of the Documents related to the Transaction by the COMPANY has been taken and no further authorization on the part of the COMPANY is required to consummate the transactions provided for in the Documents. When executed and delivered by the COMPANY, the Documents shall constitute the valid and legally binding obligation of the COMPANY enforceable in accordance with their respective terms.

         The execution and delivery by the COMPANY of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, violate, result in a breach of or constitute a default under (or an event which, with notice or lapse of time or both, would cause a default under), or result in the cancellation or unilateral modification or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration under or result in the creation of any lien upon any of the Assets under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of the COMPANY, or the terms of any agreement or contract, or the terms of any governmental authorization, law, regulation, order or the like, to which the COMPANY are subject. The COMPANY is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

         The COMPANY is duly organized and validly existing corporation in good standing under and in compliance with all of the laws of the state of its incorporation, and has adequate power and authority to enter into this Agreement and all exhibits hereto and instruments required hereunder (the "Ancillary Agreements") and carry out its terms. The COMPANY is duly qualified and in good standing as a foreign corporation and licensed to conduct its business as is now being conducted in Vancouver, B.C. and in each other jurisdiction where the failure of it to do so could have a material adverse effect on the Assets, or the financial condition or results of operation of the COMPANY.

         The COMPANY is not bankrupt or insolvent or a party to any current or threatened bankruptcy, insolvency or similar proceeding.

2.2 OWNERSHIP OF AND TITLE TO ASSETS; CONDITION. To its knowledge, the recitals to this Agreement accurately and completely describe the Assets of the COMPANY. Schedule "A" to this Agreement accurately and completely sets forth all of the Assets of the COMPANY owned by the COMPANY being sold hereunder. There are no claims, encumbrances, liens, charges, or other similar rights of any kind on or related to the Assets held by the COMPANY or, to its knowledge, any other person. the COMPANY represent that the COMPANY has and will transfer to WELLINGTON good and marketable title to the Assets, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances.

         All of the Assets are fully operational and in working order, have been installed and are being used in compliance with all applicable software standards and codes, and with all other agreements, laws, regulations and the like applicable to their installation and use; the Assets have been maintained in accordance with normal industry practice and are suitable for the purposes for which they are used; and, the Assets are all the assets necessary to conduct the business lawfully and as conducted by the COMPANY.


2.3 INCLUSION OF ASSETS; LICENSES. The purchase of Assets of the COMPANY includes software and equipment related to software development and source codes related thereto.

         The COMPANY has all necessary licenses, consents, approvals, authorizations, permissions and the like necessary to own and lawfully operate the business of the COMPANY as it has been operated, and all such licenses, consents, approvals, etc., except for those listed on Schedule C, if any, are in full force and effect and are being assigned to WELLINGTON (any for which any consent, waiver or approval is required in connection with the transactions contemplated hereby are noted on Schedule C.


2.4 NO SHOPPING. The COMPANY represents that it has not conducted discussions in respect of the disposition of the COMPANY Assets (or the COMPANY's disposition of its Outstanding Shares) with any other person or party from the date of the execution of the Memorandum of Understanding executed by the parties, dated November 20, 2002, and shall not conduct any such discussions unless and until termination of said Memorandum of Understanding or unless the COMPANY and WELLINGTON mutually agree otherwise in writing.


2.5 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary who has been retained by or is authorized to act on behalf of the COMPANY or any Subsidiary who might be entitled to any fee or commission upon consummation of the Transaction contemplated by this Agreement.

2.6 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the COMPANY of this Agreement and the COMPANY' s consummation of the Transaction contemplated hereby and thereby by the COMPANY, requires no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

         (a) compliance with any applicable requirements of the Hart-Scott-Rodino anti-trust Improvements Act of 1976, as amended (the "HSR Act");

         (b) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

         (c) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder; and

         (d) such other filings or registrations with, or authorizations, consents, or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not have a Material Adverse Effect on the ability of the Parties to consummate the transactions contemplated hereby.

2.7 COMPLIANCE WITH LAW. The COMPANY is in compliance and has conducted its business so as to comply with all laws, rules and regulations, judgments, licenses, permits, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign applicable to its respective businesses or properties, except to the extent that non-compliance would not have a material adverse effect on the COMPANY. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, against, the COMPANY or against any of their respective properties or businesses.

2.8 NO DEFAULTS. The COMPANY has not received notice that it would be with the passage of time, (i) in violation of any provision of its articles or certificate of incorporation or bylaws or other similar organizational document or (ii) in default or violation of any term, condition or provision of (a) any judgment, decree, order, injunction or stipulation applicable to the COMPANY or
(b) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which the COMPANY is a party or by which the COMPANY or its respective properties or assets may be bound.

2.9 LITIGATION. There is no action, suit, proceeding, claim or investigation pending or, to the best of the COMPANY's knowledge, threatened, against the COMPANY which could, individually or in the aggregate, have a material adverse effect on the COMPANY taken as a whole, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement. The COMPANY has delivered to WELLINGTON complete copies of all audit response letters, if any, prepared by its counsel for the COMPANY's independent public accountants and all management letters prepared in connection with the last two years completed audits of the CPMPANY's financial statements, including the audit conducted in connection with the the COMPANY's Balance Sheet, and any such correspondence since the the COMPANY's Balance Sheet Date.

2.10 ABSENCE OF CERTAIN CHANGES. Except as expressly allowed or contemplated by this Agreement or, since the COMPANY's Balance Sheet Date, there has not occurred:

         (a) A material adverse change with respect to the COMPANY;

         (b) Any amendments or changes in the articles or certificate of incorporation or bylaws, or other similar organizational document of the COMPANY;

         (c) Any damage, destruction or loss, not covered by insurance, in excess of $25,000 with respect to any of the current or former properties or businesses of the COMPANY;

         (d) Any redemption, repurchase or other acquisition of shares of capital stock, or ownership units of the COMPANY, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock or affecting the Assets of the COMPANY;

         (e) Except as contemplated by this Agreement, and a sale of all included assets of the COMPANY, as approved by the shareholders of the COMPANY, any acquisition or sale of a material amount of property or assets by or of the COMPANY;

         (f) Except as contemplated by this Agreement, any (i) incurrence, assumption or guarantee by the COMPANY of any debt for borrowed money; (ii) issuance or sale of any securities convertible into or exchangeable for debt securities of the COMPANY; or (iii) issuance or sale of options or other rights to acquire from the COMPANY, directly or indirectly, debt securities of the COMPANY or any securities convertible into or exchangeable for any such debt securities;

         (g) Any creation or assumption by the COMPANY of any Lien on any material asset, except as permitted or contemplated by this Agreement;

         (h) Any entry into, amendment of, relinquishment, termination or non-renewal by the COMPANY of any material contract, lease, commitment or other right or obligation other than as permitted or contemplated by this Agreement; or

         (i) To the best of the COMPANY's knowledge, any agreement or arrangement made by the COMPANY or any Subsidiary to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 2.11 untrue or incorrect as of the date when made.

2.11 NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of the COMPANY or any Subsidiary of any kind whatsoever that are material to the business of the COMPANY and/or the COMPANY's Subsidiaries, taken as a whole, other than:

         (a) liabilities disclosed or provided for in the COMPANY's Balance
Sheet;

         (b) liabilities incurred in the ordinary course of business consistent with past practice since the COMPANY's Balance Sheet Date; and

         (c) liabilities under this Agreement.


2.12 MAJOR CONTRACTS. Schedule 2.12 of the COMPANY's Disclosure Schedule sets forth a list of all "material contracts" (as defined in Item 601 of Regulation S-K under the Securities Act) and to which the COMPANY and/or any Subsidiary is a party or has a beneficial interest in (each a "Material Contract"). Each Material Contract is valid and binding on the COMPANY and/or any Subsidiary, as applicable, and except as set forth on Schedule 2.12 of the COMPANY's Disclosure Schedule, neither the COMPANY nor any Subsidiary, nor to the best of their knowledge any other party thereto, has breached any provision of, or is in default under the terms of, any Material Contract.

2.13 TAXES.

         (a) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time by or on behalf of the COMPANY any Subsidiaries (collectively, the "Subsidiary Tax Returns"), the non-filing of which would have a Material Adverse Effect on the COMPANY or would result in criminal penalties against it or any Subsidiary or any officer, partner or employee thereof, have been or will be filed when due (including any extensions of such due date).

         (b) The COMPANY and its Subsidiaries have timely paid, withheld or made provision on their books for all taxes shown as due and payable on Subsidiary Tax Returns that have been filed.

         (c) All Subsidiary Tax Returns relating to income or franchise taxes filed with respect to taxable years of the COMPANY any Subsidiary ending on or after December 31, 2001, have been filed or extensions have been duly obtained.

         (d) Neither the COMPANY nor any Subsidiary has been granted any extension or waiver of the limitation period applicable to any Subsidiary Tax Returns.

         (e) To the best of the COMPANY's knowledge, there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened in writing against or with respect to the COMPANY or any Subsidiary in respect of any tax or assessment.

         (f) There are no requests for rulings in respect of any taxes pending between the COMPANY or any Subsidiary and any taxing authority.

         (g) None of the property owned or used by the COMPANY or any Subsidiary is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Code.

         (h) None of the property owned by the COMPANY or any Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

         (i) Neither the COMPANY nor any Subsidiary, nor any other person on behalf of the COMPANY or any Subsidiary, has entered into nor will it enter into any agreement or consent pursuant to Section 341(f) of the Code.

         (j) There are no Liens for taxes upon the assets of the COMPANY or any Subsidiary, except Liens for taxes not yet due.

         (k) Neither the COMPANY nor any Subsidiary will be required to include any adjustment in taxable income for any tax period (or portion thereof) ending after the Effective Time pursuant to Section 481(c) of the Code (or any similar provision of the tax laws of any jurisdiction) as a result of a change in method of accounting for any tax period (or portion thereof) ending on or before the Effective Time or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the tax liability of the COMPANY or any Subsidiary for any tax period (or portion thereof) ending on or before the Effective Time.

         (l) Neither the COMPANY nor any Subsidiary has been a member of an affiliated group, other than one in which one of the COMPANY was the common parent, or filed or been included in a combined, consolidated or unitary tax return other than one filed by the COMPANY (or a return for a group consisting solely of Subsidiaries or predecessors), or participated in any other similar arrangement whereby any income, revenues, receipts, gains, losses, deductions, credits or other tax items of the COMPANY and/or any such Subsidiary was determined or taken into account for tax purposes with reference to or in conjunction with any such items of another person other than the COMPANY and/or any such Subsidiary or predecessor.

         (m) Neither the COMPANY nor any Subsidiary is currently under any contractual obligation to pay the income or franchise tax obligations of, or with respect to transactions relating to, any other person or to indemnify any other person with respect to any income or franchise tax.

         (n) Neither the COMPANY nor any Subsidiary has signed any letter or entered into any agreement or arrangement consenting to the surrender or sharing of any deductions, credits, or other tax attributes with any other person or transferred or assigned to any other person for tax purposes any such item.

         (o) Notwithstanding any of the foregoing, no representation or warranty is made by the COMPANY and/or any Subsidiary with respect to the Tax consequences that may result from the Transaction contemplated by this Agreement.

         (p) For the purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means, for any entity, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by such entity or any subsidiary thereof, payroll employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, or other tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of such entity or any subsidiary thereof for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) liability of such entity or any subsidiary thereof for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.


2.14 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon the COMPANY or any Subsidiary which has or could reasonably be expected to have the effect of prohibiting or materially impairing any of the Assets or the conduct of business by the COMPANY or any Subsidiary as currently conducted.

2.15 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

         (a) Schedule 2.15(a) of the COMPANY's Disclosure Schedule sets forth a true and complete description of all personal property owned or leased (as lessee) by the COMPANY or any Subsidiary (the "Properties"), the aggregate annual rental or other fee payable under any such lease, and, with respect to any such Properties currently under contract for sale, the parties to such contract or contracts.

         (b) Except as set forth on Schedule 2.15(b) of the COMPANY's Disclosure Schedule, the COMPANY has marketable title to, or, in the case of leased personal properties and assets, valid leasehold interests in, all of the COMPANY's Properties, and, except as set forth on Schedule 2.15(b) of the

COMPANY's Disclosure Schedule and to the best of the COMPANY's knowledge, such title or leasehold interests are free and clear of any Liens. Schedule 2.15(b) of the COMPANY's Disclosure Schedule sets forth a list of all material management agreements, development agreements or other agreements of any kind with respect to any of the the COMPANY's Properties to which the COMPANY COMPANY or any Subsidiary is a party and such agreements are valid and binding on the COMPANY COMPANY or the Subsidiaries (as the case may be) and, to the best of the COMPANY's knowledge, without default by any party thereto.

         (c) With respect only to the COMPANY's Property commonly known as the online gaming software, to the best of the COMPANY's knowledge, there are no material, physical or other defects, and all such software is in operating condition and neither the COMPANY nor any Subsidiary has received any notification of noncompliance with any applicable governmental requirements with respect thereto.

2.16 NO UNTRUE STATEMENTS. No representation or warranty made by either the COMPANY in this Agreement or in any statement, certificate, schedule or other writing furnished to WELLINGTON pursuant hereto or in connection with the transaction contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. All records and documentation provided to WELLINGTON in connection with the transaction contemplated hereby are true and complete as of the date to which such records or documentation pertain, and the identity and description of the COMPANY are true and correct. There is no fact or condition which has not been disclosed in writing to WELLINGTON that materially adversely affects the Assets, the condition (financial or otherwise) of the COMPANY, or the ability of the COMPANY to perform any of its obligations under this Agreement or the Ancillary Agreements, whether such fact or condition arose prior to or after the dates of the records and documentation provided to WELLINGTON in connection herewith.

3. REPRESENTATIONS AND WARRANTIES OF WELLINGTON. WELLINGTON represents, warrants and covenants to and with the COMPANY as follows:

3.1 ORGANIZATION AND GOOD STANDING. WELLINGTON is a corporation duly organized, validly existing, and in good standing under the laws of Belize and has full corporate power and authority to enter into and perform its obligations under this Agreement.

3.2 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. WELLINGTON represents that, to its knowledge, no order of any court or administrative agency is in effect which restrains or prohibits WELLINGTON from consummating the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of WELLINGTON's consummation of the transactions contemplated hereby.

3.3 VALIDITY OF TRANSACTIONS. This Agreement, and each document executed and delivered by WELLINGTON in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized, executed and delivered by WELLINGTON and is each the valid and legally binding obligation of WELLINGTON, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

3.4 APPROVALS AND CONSENTS. WELLINGTON represents that, to its best knowledge, there are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for the consummation of the transactions contemplated hereby.

4. CONDITIONS TO CLOSING.

4.1 The obligations of each of the parties hereunder shall be subject to and conditional upon satisfaction of each of the following conditions, failing which, either the parties may, by written notice to the other, terminate this Agreement, and the arrangements contemplated hereunder without any liability whatsoever, other than that provided for pursuant to paragraph 8 hereof:

         (a) It is the understanding of all parties that all efforts will be made to insure that this transaction does not generate significant taxable gains for any party.

         (b) Requisite approval by the all Party's board of directors.

         (c) The receipt of all other consents, approvals and authorizations as may be required under applicable laws, rules and regulations.

         (d) The ability of the COMPANY to deliver good, clear and clean title to all Assets included in this asset purchase agreement.


5. MISCELLANEOUS.

5.1 CUMULATIVE REMEDIES. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulative and not alternatively.

5.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

5.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

5.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

5.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

5.6 APPLICABLE LAW; BULK SALES. This Agreement is governed by the laws of the State of Nevada. The parties intend this transaction to be exempt from the bulk sales laws of the State of Nevada, and will take any action required to insure same. Any disputes arising from this agreement will be submitted to binding arbitration under Nevada law.

5.7 CONFIDENTIAL NATURE OF INFORMATION. All Parties agree that all information obtained by any of them pursuant to this Agreement shall be confidential information and shall not be disclosed to any person or entity for any reason or purpose whatsoever, other than in connection with governmental regulatory filings required to consummate the transaction contemplated hereby, under legal compulsion or, as to the COMPANY, as a result of SEC requirements. All documents or copies thereof which one party furnishes to the other party pursuant to this Agreement shall be returned forthwith in the event that Closing does not occur.

5.8 NOTICES.

         For:

         iCrystal, Inc.
         3237 King George Highway
         Suite 101 B V5P 1B7 British Columbia
         Canada

         Phone 604- 542-5021
         Fax 604- 542-5023

         With copy to:
         Michael J. Morrison, Esq.
         1495 Ridgeview Drive, #220
         Reno, NV 89509

         Phone   775-827-6300
         Fax    775-201-0325


         For:

         Wellington Holdings Ltd.
         76  Dean Street
         Belize City
         Belize, Central America


         Phone  011-501-2-77083
         Fax  011-501-2-77381

                  IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.

                                 WELLINGTON HOLDINGS LTD., a Belize corporation

                                 By:         /s/ LIONEL  WELCH
                                             ___________________________
                                                 Lionel Welch
                                                 Chief Executive Officer



                                 iCRYSTAL, INC., a Delaware corporation

                                 By:         /s/ LARRY HRABI
                                             ___________________________
                                                 Larry Hrabi
                                                 Chairman

                                    EXHIBIT A


                           LIST OF THE COMPANY ASSETS


1. All software and software development tools and engines, including source codes and other proprietary information and data related to the gaming software produced and developed by icrystal, Inc., as currently licensed to Wellington Holdings Ltd., together with the Master License and all sub-licenses thereunder, specifically including any rights to royalties and payments thereunder.


2. All hardware utilized by icrystal, inc., to develop the software, but excluding all hardware utilized by icrystal, inc., in performance of general business, corporate, bookkeeping and administrative functions and tasks, unrelated to software development.





                                    EXHIBIT B


                               LIST OF LIABILITIES


                                   $724,000.00



                                    EXHIBIT C


                         THE COMPANY DISCLOSURE SCHEDULE


            Schedule 2.12, Schedule 2.15 (a) and (b): see Exhibit A.



                                    EXHIBIT D

                       THE WELLINGTON DISCLOSURE SCHEDULE

                                      None

                                  ATTACHMENT 1


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     Pursuant to that certain Asset Purchase Agreement, dated January 24, 2003 (the "Asset Purchase Agreement") ICRYSTAL, INC., a Delaware corporation ("Seller"), and WELLINGTON HOLDINGS LTD., a Belize corporation ("Buyer"), except as otherwise stipulated in the Asset Purchase Agreement, Seller hereby assigns, and Buyer hereby accepts and assumes: (1) the Assets set forth on Exhibit A of the Asset Purchase Agreement, and (2) only the liabilities listed on Exhibit B of the Asset Purchase Agreement which have been designated thereon by Buyer as accepted and assumed liabilities which Buyer will assume, in the aggregate amount of US$724,000.00 (collectively, the "Assumed Liabilities").

     Anything in this Assignment and Assumption Agreement to the contrary notwithstanding, this Assignment and Assumption Agreement shall not constitute an agreement to assign any Asset or any claim or right of any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder. Seller and Buyer will use their best efforts (but without any payment of money by Seller or Buyer) to obtain the consent of the other parties to any such Asset or claim or right or any benefit arising thereunder for the assignment thereof to Buyer as Buyer may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Assignment and Assumption Agreement, including subcontracting, sublicensing, or subleasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all rights of Seller against a third party thereto. Seller will promptly pay to Buyer when received all monies received by Seller from any Asset or any claim or right or any benefit arising thereunder, effective as of the Closing Date of the Asset Purchase Agreement.

     This Assignment and Assumption Agreement constitutes a firm, binding and irrevocable commitment on the part of Buyer to undertake certain obligations to Seller, and no third party shall have any rights hereunder.

     This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

     This Assignment and Assumption Agreement is executed and delivered under seal, and the designation "[SEAL]" on this Agreement shall be as effective as the affixing of a seal physically hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                ICRYSTAL, INC., a
                                Delaware corporation


[SEAL]                          By:   /s/ LARRY HRABI
                                      _____________________
                                          Name: Larry Hrabi
                                          Title: Chairman



                                WELLINGTON HOLDINGS LTD., a
                                Belize corporation


[SEAL]                          By:   /s/ LIONEL R. WELCH
                                      _________________________
                                          Name: Lionel R. Welch
                                          Title: Director

                                  ATTACHMENT 2


                           BILL OF SALE AND ASSIGNMENT


     KNOW ALL MEN BY THESE PRESENTS: That the undersigned ICRYSTAL, INC., a Delaware corporation ("Seller"), pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of January 24, 2003, by and between Seller and WELLINGTON HOLDINGS LTD., a Belize corporation ("Buyer"), for the consideration set forth in the Asset Purchase Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, bargain, sell, transfer, set over, assign and convey unto Buyer all of Seller's right, title and interest in and to all the assets used in connection with the Seller's software development business (as defined in the Asset Purchase Agreement), except those assets set forth on Schedule B to this Bill of Sale (the "Excluded Assets," as defined in the Asset Purchase Agreement). The assets to be sold hereunder include those assets set forth on Exhibit A, as well as (i) Seller's files, data, books, data bases and records relating to the software development business (the "Business"); however, Seller may keep copies of all records turned over to Buyer needed for income tax purposes; (ii) all ownership and/or license rights in all computer software used in the Business;
(iii) all other assets (including goodwill and intangible assets) relating to and used in connection with the operation of the Business of every kind and nature owned by Seller, including contract rights, licenses, franchise rights, privileges and to the extent the same are assignable, business licenses, and other governmental and regulatory licenses and permits relating to the Business;
(iv) all of Seller's rights under the Master License Agreement (as defined in the Asset Purchase Agreement) and (viii) all outstanding and contingent claims of Seller (other than the Seller's Receivables, as defined in the Asset Purchase Agreement) against third parties arising out of the operation of the Business, and all unexpired warranties and guaranties now in effect with respect to any of the assets sold hereunder (all such assets sold and assigned hereunder are the "Acquired Assets").

         Seller hereby represents and warrants to Buyer that: Seller is the sole and lawful owner of the Acquired Assets; the Acquired Assets are free from all judgments, liens or encumbrances except obligations to perform future services attendant to the contracts assumed by Buyer in that certain Assignment and Assumption Agreement of even date herewith; Seller has the power and authority to sell the Acquired Assets; and Seller will warrant and defend the same against the claims and demands of all persons.

         TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns, forever.

         Seller agrees for tax reporting purposes to be bound by the price allocations for the Acquired Assets as set forth on Exhibit A.

         Seller shall remain liable for the performance of all obligations arising from events first occurring prior to the date hereof in connection with the Acquired Assets assigned above and Seller shall indemnify and save Buyer harmless from and against any loss, damages, claims, liabilities and expenses (including reasonable attorneys' fees) in connection with such obligations. Buyer assumes no liabilities of Seller whatsoever except those relating to the Acquired Assets which are specifically assumed by Buyer pursuant to that certain Assignment and Assumption Agreement among the parties of even date herewith.

         With respect to the Acquired Assets sold hereunder, and should additional assets properly deemed to be part of the Acquired Assets later be discovered at any time, Seller shall cooperate however necessary to effect or complete the transfer of such assets to Buyer, free and clear of all judgments, liens or other encumbrances of any kind. The costs associated with clearing title to the Acquired Assets, and otherwise releasing the Acquired Assets from any liens or encumbrances, shall be borne by Seller, which shall act with all due diligence to clear any such title to the Acquired Assets and otherwise release the Acquired Assets from any liens or encumbrances and to provide Buyer with satisfactory evidence thereof.

         This Bill of Sale and Assignment shall be governed by and construed in accordance with the laws of the State of Nevada, the provisions of which are deemed not applicable to this transaction.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale and Assignment as of the day and year first above written.

                                ICRYSTAL, INC., a
                              Delaware corporation


[SEAL]                          By: /s/ LARRY HRABI
                                    _____________________
                                        Name: Larry Hrabi
                                        Title: Chairman

                                  ATTACHMENT 3

                      OPINION LETTER OF ICRYSTAL'S COUNSEL

                               MICHAEL J. MORRISON
                          Attorney and Counselor at Law
                        1495 Ridge3view Drive, Suite 220
                               Reno, Nevada 89509
                                 (775) 827-6300


                                January 24, 2003


Wellington Holdings Ltd.
76  Dean Street
Belize City
Belize, Central America

Gentlemen:

         This opinion is furnished to you pursuant to the Asset Purchase Agreement, dated January 27, 2003, (the "Agreement") Wellington Holdings Ltd., a Belize corporation ("Buyer"), and iCrystal, Inc., a Delaware corporation ("Seller"). Terms not otherwise defined herein are used herein as defined in the Agreement.

         We have acted as counsel for Seller in connection with the preparation, execution and delivery of the Agreement and the consummation of the transactions contemplated thereby. In that connection, we have reviewed:

               (a) the Agreement including all attachments, schedules and exhibits thereto (collectively, the "Transaction Documents");

               (b) the Articles of Incorporation and Bylaws of Seller, as amended to date;

               (c) the resolutions of the Board of Directors and shareholders of Seller, authorizing the execution, delivery and performance of the Transaction Documents and conclusion of the transactions contemplated thereby; and

               (d) such certificates of officers of Seller, or public officials, and such other records and documents as we deemed necessary or appropriate in connection with rendering the opinions contained herein.

         We have assumed the genuineness of all signatures (other than the signatures of Seller), the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. We have assumed the valid existence, power and capacity of the parties signatory thereto, other than Seller, and the due authorization, execution and delivery of the Transaction Documents by such parties other than Seller. We have further assumed that the Transaction Documents constitute the valid, binding and enforceable obligation of the parties thereto other than Seller.

         As to questions of fact material to the opinions herein expressed, we have, when relevant facts were not independently established, relied upon certificates of Seller, or representations and warranties of Seller contained in the Transaction Documents.

         We do not express any opinion herein on the laws of any jurisdiction other than the laws of the States of Nevada and Delaware and the Federal laws of the United States. The Transaction Documents provide that they shall be governed by and construed in accordance with the laws of the State of Nevada, and insofar as the opinions stated herein involve the laws of the State of State, we have assumed, without independent inquiry, verification or examination that the laws of Nevada applicable thereto are the same as the laws of the State of Nevada. We have made such examinations of Delaware law, Nevada law and the laws of the United States as we deemed necessary and appropriate for the purposes and preparation of the opinions expressed herein. We have not, however, examined the statutes, codes, ordinances or other regulations of any other state or jurisdiction, nor are we qualified to express opinions on the effect thereof, where applicable.

         On the basis of the foregoing, and subject to the assumptions, limitations, and exceptions contained herein, we are of the opinion that:

          1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite power and authority to own, lease or hold the properties included in the Acquired Assets and to carry on its business as is now being conducted. Seller is duly qualified and in good standing as a foreign corporation and licensed to conduct its business as is now being conducted in each jurisdiction where the failure of it to do so could have a material adverse effect on its business, the Acquired Assets or the financial condition or results of operation of the Business.

          2. Seller has all requisite power and authority to execute and deliver each of the Transaction Documents and to consummate the transactions contemplated thereby.

          3. All acts and proceedings required to be taken by or on the part of Seller and its shareholders to authorize it to execute, deliver and perform its obligations under each of the Transaction Documents, and to carry out the transactions contemplated thereby, have been duly and properly taken.

          4. Each of the Transaction Documents has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms except as enforcement may be limited by the following assumptions and limitations and exceptions:

               (a) Enforceability of the Transaction Documents may be limited by Title 11 of the United States Code and other applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights or the relief of debtors generally; and

               (b) The enforceability of the Transaction Documents is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          5. Neither the execution and delivery of the Transaction Documents by Seller, nor the performance by Seller of the transactions contemplated by the Transaction Documents, will: (a) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance on any of the Acquired Assets pursuant to, the Articles of Incorporation or Bylaws of Seller, or to our knowledge any indenture, mortgage, lease, agreement or other instrument to which any Seller is a party or by which any Seller or any of the Acquired Assets may be bound or affected, or (b) subject to the assumptions and limitations and exceptions set forth herein, violate any law or regulation to which any Seller is subject or by which the Acquired Assets are bound.

          6. To our knowledge, there is no action, suit, proceeding or investigation pending or threatened (a) against, by or affecting any Seller or the Acquired Assets, in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, or
(b) which questions the validity or propriety of the Transaction Documents or any action taken or to be taken by Seller in connection with the Transaction Documents.

          7. The general and specific bills of sale, endorsements, assignments, deeds and other instruments of transfer and conveyance, and each of the Transaction Documents and other agreements delivered by Seller to Buyer have been duly authorized, executed and delivered by Seller and are valid and enforceable on Seller in accordance with their respective terms except as enforcement may be limited by the exceptions specified in paragraphs (a) and (b) under item 4 above and, subject to the assumptions and limitations and exceptions set forth herein, are effective to vest in Buyer the interest purported to be conveyed.

          8. Subject to the assumptions and limitations and exceptions set forth herein, no approval, authorization, consent or other order or action of or filing or registration with any court, administrative agency or other governmental authority is required for the execution, delivery and performance of any of the Transaction Documents by Seller or the consummation of the transactions contemplated therein.

         The opinions expressed herein are based upon the applicable laws, rules and regulations in effect as of the date hereof and shall not be considered to be an opinion as to matters set out herein with respect to any such law, rule or regulation as subsequently modified, amended or repealed.

                                Very truly yours,



                                /s/ MICHAEL J. MORRISON
                                _____________________________
                                    Michael J. Morrison, Esq.

                                  ATTACHMENT 4


                        OPINION LETTER OF BUYER'S COUNSEL

                                LIONEL L.R. WELCH
                         Attorney at Law & Notary Public
                                 76 Dean Street
                                   Belize City
                             Belize, Central America
                                 011-501-2-77063


                                January 24, 2003



Larry Hrabi, Chairman
iCrystal, Inc.
3237 King George Hwy., Suite 101-B
Surrey, B.C. Canada V5P 1B7


Dear Mr. Hrabi:

     This opinion is furnished to you pursuant to the Asset Purchase Agreement, dated January 24, 2003 (the "Agreement") between iCrystal, Inc., a Delaware corporation ("Seller"), and Wellington Holdings Ltd., a Belize corporation ("Buyer"). Terms not otherwise defined herein are used herein as defined in the Agreement.

     We have acted as counsel for Buyer in connection with the preparation, execution and delivery of the Agreement and the consummation of the transactions contemplated thereby. In that connection, we have reviewed:

     (a) The Agreement, including all attachments, schedules and exhibits thereto (collectively, the "Transaction Documents");

     (b) The Articles of Organization and Operating Agreement of Buyer (and any amendments thereto); and

     (c) Such other instruments, certificates and other documents of public officials, officers and representatives of Buyer as we have deemed relevant and proper as a basis for our opinions set forth herein.

     In the examinations referred to above, we have assumed, with respect to all contracts, agreements, instruments and other documents referred to herein, the genuineness of all signatures other than the signatures of parties signing on behalf of Buyer and any parent, affiliate or subsidiary of Buyer (its "related entities") and the conformity to the original of all certified or photostatic copies submitted to us. We have assumed the valid existence, power and capacity of the parties signatory thereto, other than Buyer and its related entities, and the due authorization, execution and delivery of the Transaction Documents by such parties other than Buyer and its related entities. We have further assumed that the Transaction Documents constitute the valid, binding and enforceable obligation of the parties thereto other than Buyer and, where applicable, its related entities.

     As to questions of fact material to the opinions herein expressed, we have, when relevant facts were not independently established, relied upon certificates of Buyer and its related entities, or representations and warranties of Buyer contained in the Transaction Documents.

     The Transaction Documents provide that they shall be governed by and construed in accordance with the laws of the State of Nevada. We have made such examinations of Nevada law and the laws of the United States as we deemed necessary and appropriate for the purposes and preparation of the opinions expressed herein. We have not, however, examined the statutes, codes, ordinances or other regulations of any other state or jurisdiction, nor are we qualified to express opinions on the effect thereof, where applicable.

     Based on and subject to the foregoing, and to the further assumptions and qualifications set forth below, we are of the opinion that:

     1. Buyer is a corporation duly formed and in good standing under the laws of Belize.

     2. Buyer has all requisite limited liability company power and authority to execute and deliver each of the Transaction Documents and to consummate the transactions contemplated thereby.

     3. All acts and other proceedings required to be taken by or on the part of Buyer to authorize Buyer to execute, deliver and perform its obligations under the Transaction Documents and to carry out the transactions contemplated thereby have been duly and properly taken.

     4. Each of the Transaction Documents has been duly executed and delivered by Buyer (as its signatures may appear) and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, presently or hereinafter in effect, affecting the enforcement of creditors' rights generally and subject to general equity principles).

     The foregoing opinions are subject to the following:

     A. We express no opinion as to the enforceability of any right or obligation created or evidenced by any instrument or agreement other than the Articles of Organization and Operating Agreement of Buyer and the "Transaction Documents," as that term is defined above, nor the effect of any other such instrument or agreement upon the enforceability of any right or obligation created under or evidenced by the Transaction Documents. Our opinions are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressed herein.

     B. The opinions expressed above are limited to the laws of Belize, and no opinion is expressed as to any matter governed by the laws of any other state or jurisdiction. The opinions expressed herein are based upon the applicable laws, rules and regulations in effect as of the date hereof and shall not be considered to be an opinion as to matters set out herein with respect to any such law, rule or regulation as subsequently modified, amended or repealed.

     This opinion is solely for your benefit and is not to be quoted in any manner or otherwise referred to in any statement, document or opinion, without the written consent of this firm.

                                Very truly yours,



                                /s/ LIONEL L.R. WELCH
                                ______________________
                                    Lionel L.R. Welch,
                                    Attorney at Law